One Corporate Center                                      GAMCO Investors, Inc
Rye, NY 10580-1422
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports First Quarter Results

Rye, New York, May 1, 2012 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) today announced first quarter 2012 earnings of $23.8 million or $0.90 per fully diluted share versus $17.6 million or $0.65 per fully diluted share in the first quarter 2011.

Revenues were $81.7 million in the first quarter of 2012, up $4.8 million, or 6.3%, from $76.9 million in the prior year quarter.  Incentive fees for the first quarter of 2012 were $2.5 million vs. $2.2 million in the first quarter of 2011.  Revenues, excluding incentive fees, rose $4.5 million.  Operating income before management fee was $31.2 million, a 30.7% increase from $23.9 million in the prior year period.  We note, however, that the initial quarter of 2011 was impacted by $5.6 million, or $0.12 per diluted share, of one-time costs directly related to the launch of a new closed-end fund.

Financial Highlights	First Quarter
($'s in 000's except AUM and per share data)	2012	2011	Δ%

AUM (in millions)	$36,680	$35,391	3.6%
Revenues	81,749	76,905	6.3
Operating income:
before management fee	31,196	23,873	30.7
after management fee	27,012	20,760	30.1
Operating margin:
before management fee	38.2%	31.0%
after management fee	33.0%	27.0%
Other income, net	10,710	7,809	37.1
Net income attributable to GAMCO	23,836	17,643	35.1
Net income attributable to GAMCO per share	$0.90	$0.65	38.5%
Shares outstanding at March 31	26,633	27,062

Shareholders’ book value was $421.1 million or $15.81 per share at March 31, 2012.  We ended the quarter with cash and investments of approximately $746.2 million and $264.3 million (face value of $285.3 million) of debt.

Assets under Management – Up 7.6% from December 31, 2011 and 3.6% from March 31, 2011

AUM were a record $36.7 billion as of March 31, 2012, an increase of 3.6% from AUM of $35.4 billion at March 31, 2011 and 7.6% above the December 31, 2011 AUM of $34.1 billion.  Highlights are as follows:

-
Our open-end equity funds’ AUM were $13.0 billion on March 31, 2012, 5.2% higher than the $12.3 billion on March 31, 2011 and 5.9% above the $12.3 billion on December 31, 2011.  Net cash flows out of our open-end equity funds were $135 million during the first quarter of 2012.

-
Our closed-end funds had AUM of $6.1 billion on March 31, 2012, lower by 1.7% from $6.2 billion on March 31, 2011 but increasing 4.6% from the $5.8 billion on December 31, 2011.  Net additions to AUM from at-the-market offerings totaled $40 million in the first quarter of 2012, while distributions, net of reinvestments, lowered AUM by $108 million.

-
Our institutional and private wealth management business ended the quarter with $15.0 billion in AUM, rising 2.0% from the $14.7 billion on March 31, 2011 and 11.1% higher than the December 31, 2011 level of $13.5 billion.  Net cash flows, which encompasses new and closed accounts as well as additional investments or withdrawals from existing accounts, totaled $367 million in the first quarter of 2012.

-
Our investment partnerships’ AUM were $594 million on March 31, 2012 versus $547 million on March 31, 2011 and $605 million on December 31, 2011.  Net cash outflows in the first quarter of 2012 were $26 million.

-
The GAMCO International SICAV, our Luxembourg based UCITS fund which has two sub-funds, the GAMCO Strategic Value and the GAMCO Merger Arbitrage, was initially seeded with $100 million of proprietary money.  At March 31, 2012, AUM was $118 million, combining $11 million in net cash inflows with $2 million in market appreciation to climb 12.4% from $105 million at December 31, 2011.

-
AUM in The Gabelli U.S. Treasury Money Market Fund, our 100% U.S. Treasury money market fund, which is ranked #1 by Lipper based on total return among 70 U.S. Treasury Money Market Funds for the twelve month period ended March 31, 2012, were $1.9 billion at March 31, 2012, increasing 21.4% from the $1.6 billion at March 31, 2011 and 5.4% higher from the $1.8 billion at December 31, 2011. We continue to provide financial support to our money market fund through fee waivers and expense reimbursements during this unusually low interest rate environment. 1

1 Please see important disclosures regarding investment performance on page 8.

-
In addition to management fees, we earn incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our GDL Fund (NYSE: GDL) and investment partnership assets.  As of March 31, 2012, assets with incentive based fees were $3.7 billion, 2.6% lower than the $3.8 billion on March 31, 2011 but 2.8% above the $3.6 billion on December 31, 2011.  The majority of these assets have calendar year-end measurement periods; therefore, our incentive fees are primarily recognized in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.

For the First Quarter

Revenues

Investment advisory and incentive fees for the first quarter ended March 31, 2012 were $67.8 million, an increase of 7.7% from the $62.9 million reported in the 2011 period:

-
Open-end fund revenues were $31.5 million versus $28.4 million in the first quarter 2011, an increase of 10.9%.    Average AUM for open-end equity funds rose 9.6% from the prior year quarter as average AUM for all open-end funds were 11.3% higher at $14.8 billion in the 2012 quarter versus $13.3 billion in the prior year quarter.

-
Our closed-end fund revenues rose 5.1% to $12.3 million from $11.7 million in the first quarter 2011.  Average closed-end fund AUM, excluding certain closed-end fund preferred share assets that generate annual performance based fees, rose 4.4% from the prior year quarter.  Asset growth was driven by market performance and $40 million from at-the-market offerings of the GAMCO Global Gold, Natural Resources & Income Trust by Gabelli (NYSE: GGN), less distributions, net of reinvestments, from all closed-end funds of $108 million.

-
Institutional and private wealth management account revenues, which are generally based upon beginning of quarter AUM, increased 3.7% to $22.7 million in the first quarter 2012 from $21.9 million in first quarter 2011.  The increase was directly related to higher incentive fees and higher AUM.  During the first quarter 2012, we earned $2.5 million in incentive fees, an increase of $0.3 million from the first quarter 2011 amount of $2.2 million.

-	Investment partnership revenues for first quarter 2012 were $1.2 million, an increase of 44.4% from $0.9 million in the first quarter 2011.

Our institutional research services generated revenues of $2.3 million in the first quarter 2012, versus $3.6 million in the first quarter 2011 principally due to lower trading volume.

Revenues from the distribution of our open-end funds and other income were $11.6 million for the first quarter 2012, an increase of $1.3 million or 12.4% from the prior year quarter of $10.3 million and were largely driven by higher average AUM in open-end equity funds.

Operating Income and Margin

Operating income, which is net of management fee expense, increased $6.2 million, or 30.1%, to $27.0 million in the 2012 first quarter versus $20.8 million in the prior year period.  The year over year increase in operating income primarily results from $5.6 million, or $0.12 per diluted share, of one-time costs directly related to the launch of a new closed-end fund during the first quarter of 2011 as well as a reduction in non-compensation operating expenses partially offset by an increase in management fee expense and mutual fund distribution costs.  Operating margin was 33.0% in the 2012 first quarter versus 27.0% in the prior year period (33.5% excluding the one-time costs previously discussed).  Operating income before management fee was $31.2 million in the first quarter 2012, versus $23.9 million in the first quarter 2011.  For the first quarter 2012, the operating margin before management fee was 38.2% versus 31.0% in the first quarter of 2011 (38.3% excluding the one-time costs previously discussed).  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table V included elsewhere herein.

Other Income / (Expense)

Other income/(expense), net, was $10.7 million ($0.23 per diluted share net of management fee and tax expense) in the first quarter of 2012 versus $7.8 million ($0.13 per diluted share, net of management fee and tax expense) in the first quarter of 2011.  Mark to market gains, largely unrealized, from investments in our mutual funds as well as proprietary capital in our alternative products were $15.1 million versus $10.7 million in the 2011 first quarter.  Interest expense was $4.4 million in the 2012 first quarter, $1.5 million higher than the prior year quarter due to an increase in total debt outstanding.

Income Taxes

The effective tax rate for the quarter ended March 31, 2012 was 36.5% compared to the 2011 quarter effective tax rate of 36.0% and full year 2011 effective tax rate of 36.9%.

Business and Investment Highlights

-
We rebranded the Gabelli Woodland Small Cap Fund to the Gabelli Focus Five Fund, a concentrated fund that will seek to invest up to 50% of the fund in five companies.  The Focus Five Fund is based on the strategy of Gabelli & Company’s research report, The Focus Five, published quarterly since January 2006.

-
The Gabelli Dividend & Income Trust, a non-diversified, closed-end fund with $2.0 billion in net assets, expanded its investment team with the addition of Jeff Jonas, CFA. Mr. Jonas joins Mario J. Gabelli, Barbara G. Marcin, Robert D. Leininger, Kevin V. Dreyer and Christopher J. Marangi.

-	During the first quarter of 2012, Gabelli & Company, Inc. hosted several conferences, including our 23rd annual Pump, Valve & Motor Symposium and our 4th annual Movie & TV Broadcasting Conference.

-
Available on the “In the News” and “On the Air” segments of our website are recent interviews with Portfolio Managers including Mario Gabelli, Howard Ward and Caesar Bryan among others as they address world markets, industries and specific stocks.  Also available is Howard Ward’s “Top Ten Reason to Own Stocks” (in six languages).  Complete articles and interviews are on the Gabelli website at www.gabelli.com/inthenews.html.

During the quarter, GAMCO obtained several new institutional mandates and one new European based subadvisory relationship.

We have signed a letter of intent with a major London based investment firm to act as investment manager to a new Luxembourg domiciled SICAV with UCITS status and employing an investment strategy which is expected to be similar to the Gabelli Merger Arbitrage Fund.

Other Financial Highlights

Statement of Financial Condition

We ended the quarter with approximately $746.2 million in cash and investments versus $674.8 million at December 31, 2011 and $604.9 million at March 31, 2011.  This included approximately $99.0 million in available for sale securities at March 31, 2012 of which $62.3 million was in Company sponsored registered investment companies.

We continue to have the flexibility of issuing any combination of senior and subordinated debt securities, convertible debt securities and common and preferred securities under our shelf of up to a total amount of $300 million, which we plan to renew before its expiration in July 2012.

Shareholders’ book value was $421.1 million or $15.81 per share on March 31, 2012 compared to $404.0 million or $15.10 per share on December 31, 2011 and $398.9 million or $14.74 per share on March 31, 2011.

Shareholder Compensation

Dividends

On February 7, 2012, our Board of Directors approved a quarterly dividend of $0.04 per share payable on March 27, 2012 to its Class A and Class B shareholders of record on March 13, 2012.

During 2012, we paid $1.1 million, or $0.04 per share, in dividends, and since our IPO we have paid cumulative dividends of $345.1 million, or $13.46 per share.

GAMCO announced on May 1, 2012 that its Board of Directors approved a special dividend of $0.25 per share to all of its Class A and Class B shareholders in addition to its quarterly dividend of $0.04 per share payable on June 26, 2012 to its Class A and Class B shareholders of record on June 12, 2012.  The Board continues to examine its future dividend policy.

Share Repurchase and Stockholders’ Equity

In 2012 to date, we repurchased 224,733 shares at an average price of $44.35 per share for an investment of $10.0 million.  Since our IPO, we have repurchased a total of 7.6 million shares at an average price of $40.74 per share for an investment of $308.3 million.  There currently remain 348,634 shares available to be repurchased under our existing buyback plan.

Since our IPO of six million shares at a price of $17.50 per share in 1999, we have returned, through dividends and stock repurchases, $653 million to our shareholders.

Fully diluted shares outstanding for the first quarter 2012 were 26.6 million, 1.6% lower than 27.0 million in the first quarter 2011.  Diluted shares outstanding were lower in the first quarter 2012 due to shares purchased under our Stock Repurchase Program.

During the first quarter of 2012, the compensation committee of the Board approved the granting of 105,300 RSAs to staff members.  At March 31, 2012, we had 375,000 RSAs outstanding.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.      Stockholders’ book value per share:
(in millions, except per share data)	3/31/2012	12/31/2011	3/31/2011
Stockholders' book value	$421.08	$403.97	$398.85
Shares outstanding	26.63	26.75	27.06
Stockholders' book value per share	$15.81	$15.10	$14.74

B.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table V.

C.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	1st Quarter
	2012	2011
Operating income before management fee	$31,196	$23,873
Management fee expense	(3,113)	(2,332)
Tax expense	(10,241)	(7,757)
Noncontrolling interest (expense)/income	(221)	257
Operating income (after management fee and taxes)	17,621	14,041
Per fully diluted share	$0.67	$0.52

Other income, net	$10,710	$7,809
Management fee expense	(1,071)	(781)
Tax expense	(3,515)	(2,531)
Noncontrolling interest expense	91	(895)
Other income, net (after management fee and taxes)	$6,215	$3,602
Per fully diluted share	$0.23	$0.13

Net income per fully diluted share	$0.90	$0.65
Diluted weighted average shares outstanding	26,533	27,008

D.	Launch of new closed-end fund expense, net of management fee and tax benefit, per diluted share:

First
(in thousands, except per share data)	Quarter 2011
Launch of new closed-end fund expense	$5,562
Management fee and tax benefit	2,359
Net loss	$3,203

Launch of new closed-end fund expense per share	$0.12
Diluted weighted average shares outstanding	27,008

E.
Notes on Fund Performance Statistics:

The Gabelli U.S. Treasury Money Market Fund (Fund) ranked #1 out of 70 funds for the one-year period ended March 31, 2012, #2 out of 62 funds for the five-year period and #2 out of 47 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  During the respective periods, the Adviser has waived certain fees and reimbursed expenses.  Without such reimbursements or waivers, return and rankings would have been lower.

Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling G.distributors, LLC at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by G.distributors, LLC One Corporate Center, Rye, NY 10580

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 1st Quarter 2012
				Closed-end Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	March 31,
	2011	(depreciation)	flows	reinvestments	2012
Equities:
Open-end Funds	$12,273	$858	$(135)	$-	$12,996
Closed-end Funds	5,799	336	40	(108)	6,067
Institutional & PWM - direct	10,853	883	295	-	12,031
Institutional & PWM - sub-advisory	2,600	252	72	-	2,924
Investment Partnerships	605	15	(26)	-	594
SICAV (a)	105	2	11	-	118
Total Equities	32,235	2,346	257	(108)	34,730
Fixed Income:
Money-Market Fund	1,824	-	98	-	1,922
Institutional & PWM	26	-	-	-	26
Total Fixed Income	1,850	-	98	-	1,948
Total Assets Under Management	$34,085	$2,346	$355	$(108)	$36,678

Table II: Assets Under Management
	March 31,	March 31,	%
	2011	2012	Inc.(Dec.)
Equities:
Open-end Funds	$12,348	$12,996	5.2%
Closed-end Funds	6,170	6,067	(1.7)
Institutional & PWM - direct	11,780	12,031	2.1
Institutional & PWM - sub-advisory	2,937	2,924	(0.4)
Investment Partnerships	547	594	8.6
SICAV (a)	-	118	n/m
Total Equities	33,782	34,730	2.8
Fixed Income:
Money-Market Fund	1,583	1,922	21.4
Institutional & PWM	26	26	-
Total Fixed Income	1,609	1,948	21.1
Total Assets Under Management	$35,391	$36,678	3.6%

Table III: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	3/11	6/11	9/11	12/11	3/12	3/11	12/11
Equities:
Open-end Funds	$12,348	$12,912	$11,469	$12,273	$12,996	5.2%	5.9%
Closed-end Funds	6,170	6,259	5,355	5,799	6,067	(1.7)	4.6
Institutional & PWM - direct	11,780	11,735	9,644	10,853	12,031	2.1	10.9
Institutional & PWM - sub-advisory	2,937	2,953	2,326	2,600	2,924	(0.4)	12.5
Investment Partnerships	547	609	627	605	594	8.6	(1.8)
SICAV (a)	-	-	-	105	118	n/m	12.4
Total Equities	33,782	34,468	29,421	32,235	34,730	2.8	7.7
Fixed Income:
Money-Market Fund	1,583	1,643	1,895	1,824	1,922	21.4	5.4
Institutional & PWM	26	26	26	26	26	-	-
Total Fixed Income	1,609	1,669	1,921	1,850	1,948	21.1	5.3
Total Assets Under Management	$35,391	$36,137	$31,342	$34,085	$36,678	3.6%	7.6%
(a) Includes $100 million and $102 million of proprietary seed capital at December 31, 2011 and March 31, 2012, respectively.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
				% Inc.
	2012	2011		(Dec.)

Investment advisory and incentive fees	$67,783	$62,911		7.7%
Distribution fees and other income	11,623	10,345		12.4
Institutional research services	2,343	3,649		(35.8)
Total revenues	81,749	76,905		6.3

Compensation costs	34,554	33,417		3.4
Distribution costs	10,177	13,429		(24.2)
Other operating expenses	5,822	6,186		(5.9)
Total expenses	50,553	53,032	(a)	(4.7)

Operating income before management fee	31,196	23,873		30.7

Investment income	15,114	10,676		41.6
Interest expense	(4,404)	(2,867)		53.6
Other income, net	10,710	7,809		37.1

Income before management fee and income taxes	41,906	31,682		32.3
Management fee expense	4,184	3,113		34.4
Income before income taxes	37,722	28,569		32.0
Income tax expense	13,756	10,288		33.7
Net income	23,966	18,281		31.1
Net income attributable to noncontrolling interests	130	638		(79.6)
Net income attributable to GAMCO Investors, Inc.	$23,836	$17,643		35.1

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$0.90	$0.66		36.4

Diluted	$0.90	$0.65		38.5

Weighted average shares outstanding:
Basic	26,415	26,901		(1.8)

Diluted	26,533	27,008		(1.8%)

Actual shares outstanding (b)	26,633	27,062		(1.6%)
Notes:
(a) Includes $0.4 million in compensation, $4.7 million in distribution costs and $0.5 million in other operating expenses directly related to the launch of a new closed-end fund.
(b) Includes 375,000 and 293,800 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 11.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2012	2011
	1st	1st		2nd	3rd	4th
	Quarter	Quarter		Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$81,749	$76,905		$85,081	$80,151	$84,991	$327,128

Expenses	50,553	53,032	(a)	50,958	48,103	49,471	201,564

Operating income before
management fee	31,196	23,873		34,123	32,048	35,520	125,564

Investment income/(loss)	15,114	10,676		5,530	(14,329)	10,268	12,145
Interest expense	(4,404)	(2,867)		(3,403)	(4,418)	(4,309)	(14,997)
Other income/(expense), net	10,710	7,809		2,127	(18,747)	5,959	(2,852)

Income before management
fee and income taxes	41,906	31,682		36,250	13,301	41,479	122,712
Management fee expense	4,184	3,113		3,626	1,387	4,144	12,270
Income before income taxes	37,722	28,569		32,624	11,914	37,335	110,442
Income tax expense	13,756	10,288		11,945	4,745	13,789	40,767
Net income	23,966	18,281		20,679	7,169	23,546	69,675
Net income/(loss) attributable
to noncontrolling interests	130	638		32	(530)	(147)	(7)
Net income attributable to
GAMCO Investors, Inc.	$23,836	$17,643		$20,647	$7,699	$23,693	$69,682

Net income attributable to
GAMCO Investors, Inc.
per share:
Basic	$0.90	$0.66		$0.77	$0.29	$0.89	$2.62

Diluted	$0.90	$0.65		$0.77	$0.29	$0.89	$2.61

Weighted average shares outstanding:
Basic	26,415	26,901		26,665	26,496	26,488	26,636

Diluted	26,533	27,008		26,733	26,576	26,584	26,724
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$31,196	$23,873		$34,123	$32,048	$35,520	$125,564
Deduct: management fee expense	4,184	3,113		3,626	1,387	4,144	12,270
Operating income	$27,012	$20,760		$30,497	$30,661	$31,376	$113,294

Operating margin before
management fee	38.2%	31.0%		40.1%	40.0%	41.8%	38.4%
Operating margin after
management fee	33.0%	27.0%		35.8%	38.3%	36.9%	34.6%

(a) Includes $5.6 million in expenses directly related to the launch of a new closed-end fund.

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2012	2011	2011

ASSETS

Cash and cash equivalents	$324,630	$276,340	$164,671
Investments (a)	421,597	398,440	440,200
Receivable from brokers	29,298	20,913	43,308
Other receivables	33,943	43,424	32,535
Income tax receivable	39	39	-
Other assets	16,918	17,593	16,789

Total assets	$826,425	$756,749	$697,503

LIABILITIES AND EQUITY

Payable to brokers	$22,366	$10,770	$7,998
Income taxes payable and deferred tax liabilities	24,782	15,296	25,035
Compensation payable	28,834	17,695	22,883
Securities sold short, not yet purchased	9,657	5,488	15,550
Accrued expenses and other liabilities	35,125	30,899	34,968
Sub-total	120,764	80,148	106,434

5.5% Senior notes (due May 15, 2013)	99,000	99,000	99,000
5.875% Senior notes (due June 1, 2021)	100,000	100,000	-
Zero coupon subordinated debentures (due December 31, 2015) (b)	65,300	64,119	60,697
Total debt	264,300	263,119	159,697
Total liabilities	385,064	343,267	266,131

Redeemable noncontrolling interests	16,828	6,071	28,884

GAMCO Investors, Inc.'s stockholders' equity	421,084	403,972	398,850
Noncontrolling interests	3,449	3,439	3,638
Total equity	424,533	407,411	402,488

Total liabilities and equity	$826,425	$756,749	$697,503

(a) Includes investments in sponsored registered investment companies of $62.3 million, $59.2 million and $65.9 million, respectively.
(b) The zero coupon subordinated debentures due December 31, 2015 have a face value of $86.3 million at March 31, 2012 and
December 31, 2011 and $86.4 million at March 31, 2011.

GABELLI/GAMCO FUNDS		Gabelli/GAMCO Funds Lipper Rankings as of March 31, 2012
		1 Yr - 3/31/11-3/31/12		3 Yrs - 3/31/09-3/31/12		5 Yrs - 3/31/07-3/31/12		10 Yrs - 3/31/02-3/31/12
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	57	406/715	17	103/620	13	68/540	11	30/291
Gabelli Value Fund; A	Multi-Cap Core Funds	60	426/715	4	21/620	29	152/540	27	78/291
Gabelli SRI; AAA	Global Small/Mid-Cap Funds	96	78/81	68	49/72	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	67	195/294	22	55/251	25	53/214	9	9/109
GAMCO Growth; AAA	Large-Cap Core Funds	48	483/1,045	43	395/937	27	215/819	86	444/519
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	54	361/680	70	428/618	14	68/501	11	31/296
Gabelli Focus Five Fund;AAA	Small-Cap Core Funds	93	633/680	70	430/618	49	244/501	-	-
GAMCO Gl:Oppty; AAA	Global Large-Cap Growth	82	84/102	45	39/87	53	39/73	20	9/45
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	28	28/102	11	9/87	26	19/73	46	21/45
GAMCO Gold; AAA	Precious Metal Funds	11	8/74	54	32/59	46	23/50	53	19/35
GAMCO Intl Gro; AAA	International Large-Cap Growth	16	36/226	7	14/214	30	53/180	37	42/113
Gabelli Dividend Growth Fund; AAA	Large-Cap Core Funds	69	721/,045	68	630/937	59	482/819	22	112/519
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	23	11/48	57	18/31	39	10/25	10	1/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	70	34/48	72	23/31	70	18/25	50	5/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	86	42/48	88	28/31	89	23/25	70	7/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	70	27/38	69	24/34	56	15/26	22	4/18
GAMCO Gl:Vertumnus; AAA	Convertible Securities Funds	97	62/63	93	50/53	95	37/38	91	29/31
Gabelli Utilities; AAA	Utility Funds	75	55/73	36	24/67	20	12/61	52	22/42
787:Gabelli Merg&Acq; A	Mid-Cap Core Funds	31	95/309	98	263/268	78	180/231	88	138/157
Gabelli Capital Asset Fund	Distributed through Insurance Channel	58	171/295	5	14/282	19	46/247	12	18/146
% of funds in top half		30.0%		45.0%		63.2%		66.7%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative for certain periods. Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.
Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 30%, 45%, 63% and 67% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of March 31, 2012.

Investors should carefully consider the investment objective, risks, charges, and expenses of each fund before investing. Each fund's prospectus contains information about these and other matters and should be read carefully before investing. Each fund’s share price will fluctuate with changes in the market value of the fund’s portfolio securities. Stocks are subject to market, economic and business risks that cause their prices to fluctuate. When you sell fund shares, they may be worth less than what you paid for them. Consequently, you can lose money by investing in a fund. You can obtain a prospectus by calling 800-GABELLI (422-3554), online at www.gabelli.com, or from your financial advisor.
Distributed by G.distributors, LLC., One Corporate Center, Rye New York, 10580. Other share classesare available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007. The inception date for the Gabelli Focus Five Fund was December 31, 2002.